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                                    EXHIBIT A

                                    AGREEMENT

                                       TO

                            JOINTLY FILE SCHEDULE 13D

         The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of UnionBancorp, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

DATE:  August 4, 2000                    DENNIS J. McDONNELL

       Chicago, Illinois

                                         /s/ Dennis J. McDonnell
                                         An Individual

DATE:  August 4, 2000                    KATHLEEN A. McDONNELL

       Chicago, Illinois

                                         /s/ Kathleen A. McDonnell
                                         An Individual

DATE:  August 4, 2000                    DENNIS J. McDONNELL TRUST

       Chicago, Illinois                 dated as of May 9, 1991



                                         By: /s/ Dennis J. McDonnell

                                         Title:   Trustee

                                         Name: Dennis J. McDonnell


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